                                       1
EXHIBIT 99.1

                      RAYTHEON SAVINGS AND INVESTMENT PLAN

                              FINANCIAL STATEMENTS
                          TO ACCOMPANY 1997 FORM 5500
                     ANNUAL REPORT OF EMPLOYEE BENEFIT PLAN
                              UNDER ERISA OF 1974

                      FOR THE YEAR ENDED DECEMBER 31, 1997


          The supplemental schedules required to accompany the Plan's Form 5500 are not required since the Plan's assets are held in a Master Trust. Accordingly, detailed financial information, including the supplemental schedules, must be filed separately with the Department of Labor by the plan administrator.


                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Raytheon Company:

          We have audited the accompanying statements of net assets available for plan benefits of the Raytheon Savings and Investment Plan (the "Plan") as of December 31, 1997 and 1996, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the year ended December 31, 1997 in conformity with generally accepted accounting principles.


Coopers & Lybrand LLP

Boston, Massachusetts
May 29, 1998

                      RAYTHEON SAVINGS AND INVESTMENT PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        as of December 31, 1997 and 1996


                                                  1997              1996

Assets:
  Master trust investments:
    At contract value (Notes B, E and H)     $  772,455,041    $  772,729,672
    At fair value (Notes B, F and H)          1,887,852,039     1,476,625,144
                                             --------------    --------------
                                              2,660,307,080     2,249,354,816
                                             --------------    --------------
  Receivables:
    Accrued investment income
      and other receivables                       3,765,409           931,039

  Cash and cash equivalents                      18,482,006        21,398,335
                                             --------------    --------------
      Total assets                            2,682,554,495     2,271,684,190
                                             --------------    --------------
Liabilities:
  Payable for outstanding purchases               3,213,981         1,488,542
  Accrued expenses and other payables             1,766,653           954,240
                                             --------------    --------------
     Total liabilities                            4,980,634         2,442,782
                                             --------------    --------------

Net assets available for plan benefits       $2,677,573,861    $2,269,241,408
                                             ==============    ==============

The accompanying notes are an integral part of the financial statements.

                      RAYTHEON SAVINGS AND INVESTMENT PLAN

                       STATEMENT OF CHANGES IN NET ASSETS
                          AVAILABLE FOR PLAN BENEFITS

                      for the year ended December 31, 1997


Additions to net assets attributable to:
  Investment income (Notes B, E, and H):
    Net appreciation of investments               $  266,296,571
    Interest                                          60,810,967
    Dividends                                         65,037,158
                                                  --------------
                                                     392,144,696
                                                  --------------
  Contributions and deferrals:
     Employee deferrals                              139,052,540
     Employer contributions                           41,031,026
     Transfers (Note G)                                2,012,446
                                                  --------------
                                                     182,096,012
                                                  --------------
          Total additions                            574,240,708
                                                  --------------
Deductions from net assets attributable to:
   Distributions to participants                     165,263,589
   Administrative expenses                               644,666

           Total deductions                          165,908,255
                                                  --------------
Increase in net assets                               408,332,453

Net assets available for plan benefits,
      beginning of year                            2,269,241,408
                                                  --------------
Net assets available for plan benefits,
      end of year                                 $2,677,573,861
                                                  ==============


The accompanying notes are an integral part of the financial statements.

                                       4
A.      Description of Plan:

General

          The following description of the Raytheon Savings and Investment Plan (the "Plan") provides only general information. Participants should refer to the plan document for a complete description of the Plan's provisions. The Plan is a defined contribution plan covering certain employees of Raytheon Company (the "Company"). To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first day of each month. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short- and long-term investment objectives. The Plan is intended to be a "qualified cash or deferred arrangement" under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

          The Plan's investments are held in the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust") with the assets of other defined contribution plans of the Company and subsidiaries. The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

          Investment income and administrative expenses relating to the Master Trust are allocated to the individual plans based upon average monthly balances invested by each plan.

Contributions and Deferrals

          Eligible employees are allowed to defer to the Plan up to 17% of their salaries. The Company contributes amounts equal to 50% of each participant's deferral, up to a maximum of 3% of the participant's salary. As of December 31, 1997, the annual employee deferral for a participant cannot exceed $9,500. Rollover contributions from other qualified plans are accepted by the Plan. Participants may invest their deferrals in increments of 1% in any combination of seven funds: (a) a Fixed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) an Equity Fund which invests in shares of a mutual fund which consists primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares of Raytheon Company Class B common stock, (d) a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index, (e) a Balanced Fund which invests in shares of a mutual fund which consists primarily of equity securities, bonds and money market instruments, (f) the Magellan Fund, a growth fund which invests primarily in equities of companies of all types and sizes, and (g) the Blue Chip Fund, a growth fund which invests primarily in equities of well known and established companies. Dividends and distributions from investments of the Raytheon Common Stock Fund, the Equity Fund, the Stock Index Fund, the Balanced Fund, the Magellan Fund and the Blue Chip Fund are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

Participant Accounts

          Each participant's account is credited with the participant's deferral, the Company's contribution and an allocation of plan earnings. Plan earnings are allocated based on account balances by fund.

Vesting

          Participants are immediately vested in their voluntary deferrals plus actual earnings thereon. Vesting requirements for employer contributions plus earnings thereon may vary depending upon when an employee became eligible to participate in the Plan. Vesting generally occurs upon the earliest of the completion of five years of service or three years of plan participation or upon retirement, death, disability, or attainment of normal retirement age. Forfeitures of the nonvested portions of terminated participants' accounts are used to reduce required contributions of the Company.

Distributions to Participants

          A participant may withdraw all or a portion of deferrals, employer contributions and related earnings upon attainment of age 59 1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or a portion of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution until January of the year following attainment of age 65.

Loans to Participants

          A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half of the participant's vested account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the Wall Street Journal on the first business day in June and December of each year. Loans must be repaid over a period of up to 5 years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

Administrative Expenses

          Substantially all expenses of administering the Plan are paid by the plan participants.


B.      Summary of Significant Accounting Policies:

          The accompanying financial statements are prepared on the accrual basis of accounting.

          The Plan's investment contracts are fully benefit-responsive and are therefore included in the financial statements at their contract value, defined as net contributions and deferrals plus interest earned on the underlying investments at contracted rates. Because the investment contracts are fully benefit-responsive, contract values approximate fair value. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost which approximates fair value.

          Security transactions are recorded on trade date. Except for its investment contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

          The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

          Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

          Benefits are recorded when paid.

          Certain items in the 1996 financial statements have been reclassified to conform to the 1997 presentation.

          The preparation of the financial statements in conformity with generally accepted accounting principles requires the plan administrator to make significant estimates and assumptions that affect the reported amounts of net assets and liabilities available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from the estimates included in the financial statements.

          The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risk. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits.

C.      Federal Income Tax Status:

          The Plan obtained its latest determination letter in July 1995, in which the Internal Revenue Service stated that the Plan, as submitted, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's legal counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

D.      Plan Termination:

          Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to discontinue its contributions and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, after payment of all expenses and proportional adjustment of accounts to reflect such expenses, fund losses or profits and reallocations, each participant shall be entitled to receive any amounts then credited to his or her account.

E.      Investment Contracts:

          The Plan invests in collateralized fixed income investment portfolios (with no expiration date), three of which are managed by insurance companies and one of which is managed by an investment management firm. The credited interest rates are adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The annualized average yield and credited interest rates were as follows:

                                                       Annualized
                                                         Average    Credited
                                                          Yield   Interest Rate

For year ended December 31, 1997:
  Bankers Trust (WBS 92-485)                              6.95%      6.95%
  Metropolitan Life Insurance Company (GIC GA-12908)      6.86%      6.86%
  Metropolitan Life Insurance Company (GIC GA-13659)      6.43%      6.43%
  Prudential Asset Management Company (GIC 917163-001)    6.99%      6.99%

For the year ended December 31, 1996:
  Bankers Trust (WBS 92-485)                             6.87%      6.95%
  Metropolitan Life Insurance Company (GIC GA-12908)      6.77%      6.86%
  Metropolitan Life Insurance Company (GIC GA-13659)      6.36%      6.43%
  Prudential Asset Management Company (GIC 917163-001)    6.89%      6.99%


          The contract values are subject to limitations in certain situations including large workforce reductions and plan termination.

          In the financial statements, the two Metropolitan Life Insurance Company contracts are recorded as one investment option.

F.      Related Party Transactions:

          In accordance with the provisions of the Plan, Fidelity Management Trust Company (the "Trustee") acts as the Plan's agent for purchases and sales of shares of Raytheon Company Class B common stock. These transactions are performed on the Master Trust level. For the Master Trust, purchases amounted to $200,689,057 and $158,515,882 and sales amounted to $102,165,608 and $38,523,792 for the years ended December 31, 1997 and 1996, respectively.

G.      Transfers:

          Transfers include transfers of participant accounts, individually and/or in groups, between the Raytheon Savings and Investment Plan and all other plans included in the Raytheon Company Master Trust for those participants and/or groups of participants who changed plans during the year. Transfers also include transfers of participant accounts, individually and/or in groups, between the Raytheon Savings and Investment Plan and similar savings plans of other companies for those participants who changed companies during the year.

H. Fund Data:

          The following is a summary of net assets available for plan benefits by fund as of December 31, 1997:

                                                                    Raytheon
                                         Fixed                       Common      Stock        Balanced     Magellan
                                      Income Fund   Equity Fund    Stock Fund   Index Fund      Fund         Fund
Assets:
  Master trust investments:
      At contract value:
          Bankers Trust*              $288,500,627
          Prudential Insurance
            Company of America*        178,944,318
          Metropolitan Life
            Insurance Company*         305,010,096
      At fair value:
          Fidelity Equity
            Income Fund*                            $702,811,931
          Raytheon Company
            Common Stock*                                         $378,088,027
          BT Pyramid Equity
            Index Fund*                                                         $410,284,635
          Fidelity Balanced Fund                                                              $99,624,204
          Fidelity Magellan Fund                                                                           $73,972,306
          Fidelity Blue Chip Fund
          Loans receivable from
            participants
                                      ------------  ------------  ------------  ------------  -----------  -----------
          Total investments            772,455,041   702,811,931   378,088,027   410,284,635   99,624,204   73,972,306
                                      ------------  ------------  ------------  ------------  -----------  -----------
  Receivables:
    Accrued investment income
      and other receivables                                          2,782,739       982,670

  Cash and cash equivalents              7,610,141                   6,842,320     4,029,545
                                      ------------  ------------  ------------  ------------  -----------  -----------
          Total assets                 780,065,182   702,811,931   387,713,086   415,296,850   99,624,204   73,972,306
                                      ------------  ------------  ------------  ------------  -----------  -----------
Liabilities:
  Payable for outstanding
     purchases                                                       3,213,981
  Accrued expenses and
     other payables                                                    750,673     1,015,980
                                      ------------  ------------  ------------  ------------  -----------  -----------

          Total liabilities                                          3,964,654     1,015,980
                                      ------------  ------------  ------------  ------------  -----------  -----------
Net assets available for
     plan benefits                    $780,065,182  $702,811,931  $383,748,432  $414,280,870  $99,624,204  $73,972,306
                                      ============  ============  ============  ============  ===========  ===========
*Represents more than 5% of net
assets available for plan benefits

                                       9


                                        Blue Chip
                                          Fund       Loan Fund         Total
Assets:
  Master trust investments:
      At contract value:
          Bankers Trust*                                             $288,500,627
          Prudential Insurance
            Company of America*                                       178,944,318
          Metropolitan Life
            Insurance Company*                                        305,010,096
      At fair value:
          Fidelity Equity
            Income Fund*                                              702,811,931
          Raytheon Company
            Common Stock*                                             378,088,027
          BT Pyramid Equity
            Index Fund*                                               410,284,635
          Fidelity Balanced Fund                                       99,624,204
          Fidelity Magellan Fund                                       73,972,306
          Fidelity Blue Chip Fund      $104,583,449                   104,583,449
          Loans receivable from
            participants                             $118,487,487     118,487,487
                                       ------------  ------------  --------------
          Total investments             104,583,449   118,487,487   2,660,307,080
                                       ------------  ------------  --------------
  Receivables:
    Accrued investment income
      and other receivables                                             3,765,409

  Cash and cash equivalents                                            18,482,006
                                       ------------  ------------  --------------
          Total assets                  104,583,449   118,487,487   2,682,554,495
                                       ------------  ------------  --------------
Liabilities:
  Payable for outstanding
     purchases                                                          3,213,981
  Accrued expenses and
     other payables                                                     1,766,653
                                       ------------  ------------  --------------

          Total liabilities                                             4,980,634
                                       ------------  ------------  --------------
Net assets available for
     plan benefits                     $104,583,449  $118,487,487  $2,677,573,861
                                       ============  ============  ==============
*Represents more than 5% of net
assets available for plan benefits

          The following is a summary of net assets available for plan benefits by fund as of December 31, 1996:

                                                                    Raytheon
                                         Fixed                       Common      Stock        Balanced      Magellan
                                      Income Fund   Equity Fund    Stock Fund   Index Fund      Fund          Fund

Assets:
  Master trust investments:
      At contract value:
        Bankers Trust*                 $291,452,605
        Prudential Insurance
          Company of America*           180,698,171
        Metropolitan Life
          Insurance Company*            300,578,896
      At fair value:
         Fidelity Equity
           Income Fund*                              $528,486,753
         Raytheon Company
           Common Stock*                                           $372,372,739
         BT Pyramid Equity
           Index Fund*                                                           $279,051,705
         Fidelity Balanced Fund                                                               $76,235,541
         Fidelity Magellan Fund                                                                             $44,824,995
         Fidelity Blue Chip Fund
         Loans receivable from
             participants*
                                       ------------  ------------  ------------  ------------  -----------  -----------
          Total investments             772,729,672   528,486,753   372,372,739   279,051,705   76,235,541   44,824,995
                                       ------------  ------------  ------------  ------------  -----------  -----------
  Receivables:
    Accrued investment income
       and other receivables                                            548,433       382,606

  Cash and cash equivalents              12,555,817                   5,629,300     3,213,218
                                       ------------  ------------  ------------  ------------  -----------  -----------
         Total assets                   785,285,489   528,486,753   378,550,472   282,647,529   76,235,541   44,824,995
                                       ------------  ------------  ------------  ------------  -----------  -----------
Liabilities:
   Payable for outstanding purchases                                  1,488,542
   Accrued expenses and other payables                                  520,203       434,037
                                       ------------  ------------  ------------  ------------  -----------  -----------
          Total liabilities                                           2,008,745       434,037
                                       ------------  ------------  ------------  ------------  -----------  -----------
Net assets available for
     plan benefits                     $785,285,489  $528,486,753  $376,541,727  $282,213,492  $76,235,541  $44,824,995
                                       ============  ============  ============  ============  ===========  ===========
*Represents more than 5% of net assets
available for plan benefits

                                       11

                                          Blue Chip
                                           Fund        Loan Fund       Total

Assets:
  Master trust investments:
    At contract value:
       Bankers Trust*                                                  $291,452,605
       Prudential Insurance
         Company of America*                                            180,698,171
       Metropolitan Life
         Insurance Company*                                             300,578,896
  At fair value:
       Fidelity Equity
         Income Fund*                                                   528,486,753
       Raytheon Company
         Common Stock*                                                  372,372,739
       BT Pyramid Equity
         Index Fund*                                                    279,051,705
       Fidelity Balanced Fund                                            76,235,541
       Fidelity Magellan Fund                                            44,824,995
       Fidelity Blue Chip Fund            $61,559,093                    61,559,093
       Loans receivable from
          participants*                                $114,094,318     114,094,318
                                          -----------  ------------  --------------
          Total investments                61,559,093   114,094,318   2,249,354,816
                                          -----------  ------------  --------------
  Receivables:
    Accrued investment income
      and other receivables                                                 931,039

  Cash and cash equivalents                                              21,398,335
                                          -----------  ------------  --------------
         Total assets                      61,559,093   114,094,318   2,271,684,190
                                          -----------  ------------  --------------
Liabilities:
   Payable for outstanding purchases                                      1,488,542
   Accrued expenses and other payables                                      954,240
                                          -----------  ------------  --------------
          Total liabilities                                               2,442,782
                                          -----------  ------------  --------------
Net assets available for
     plan benefits                        $61,559,093  $114,094,318  $2,269,241,408
                                          ===========  ============  ==============
*Represents more than 5% of net assets
available for plan benefits

          The following is a summary of net assets available for plan benefits by fund as of December 31, 1997:

                                                                    Raytheon
                                         Fixed                       Common      Stock        Balanced      Magellan
                                      Income Fund   Equity Fund    Stock Fund   Index Fund      Fund          Fund


Additions to net assets
     attributable to:
  Investment income:
    Net appreciation of investments                 $120,948,030  $20,461,839   $ 96,741,885  $ 6,060,528  $ 8,101,648
    Interest                          $ 52,083,232                    339,719        263,648
    Dividends                                         38,332,138    5,635,976                  11,796,445    4,345,938
                                      ------------  ------------  -----------   ------------  -----------  -----------
                                        52,083,232   159,280,168   26,437,534     97,005,533   17,856,973   12,447,586
                                      ------------  ------------  -----------   ------------  -----------  -----------
  Contributions and deferrals:
    Employee deferrals                  37,374,193    31,354,470   23,142,038     23,100,455    6,820,556    7,325,877
    Employer contributions              11,021,000     9,475,138    6,973,904      6,738,271    2,031,306    2,141,751
    Transfers                              416,725       217,088      486,144        313,180       33,797       43,026
                                      ------------  ------------  -----------   ------------  -----------  -----------
                                        48,811,918    41,046,696   30,602,086     30,151,906    8,885,659    9,510,654
                                      ------------  ------------  -----------   ------------  -----------  -----------
          Total additions              100,895,150   200,326,864   57,039,620    127,157,439   26,742,632   21,958,240
                                      ------------  ------------  -----------   ------------  -----------  -----------
Deductions from net assets
     attributable to:
  Distributions to participants         78,215,945    33,061,517   19,458,406     18,864,751    5,234,076    2,700,029
  Administrative expenses                  218,539       168,459      106,090         95,457       23,552       13,897
                                      ------------  ------------  -----------   ------------  -----------  -----------
          Total deductions              78,434,484    33,229,976   19,564,496     18,960,208    5,257,628    2,713,926
                                      ------------  ------------  -----------   ------------  -----------  -----------
Interfund  transfers                   (27,680,973)    7,228,290  (30,268,419)    23,870,147    1,903,659    9,902,997
                                      ------------  ------------  -----------   ------------  -----------  -----------
Increase (decrease) in net assets       (5,220,307)  174,325,178    7,206,705    132,067,378   23,388,663   29,147,311

Net assets available for plan
  benefits, beginning of year          785,285,489   528,486,753   376,541,727   282,213,492   76,235,541   44,824,995
                                      ------------  ------------  ------------  ------------  -----------  -----------
Net assets available for plan
  benefits, end of year               $780,065,182  $702,811,931  $383,748,432  $414,280,870  $99,624,204  $73,972,306
                                      ============  ============  ============  ============  ===========  ===========

                                       13


                                       Blue Chip
                                        Fund        Loan Fund       Total


Additions to net assets
     attributable to:
  Investment income:
    Net appreciation of investments   $ 13,982,641                  $266,296,571
    Interest                                        $  8,124,368      60,810,967
    Dividends                            4,926,661                    65,037,158
                                       -----------  ------------    ------------
                                        18,909,302     8,124,368     392,144,696
                                       -----------  ------------    ------------
  Contributions and deferrals:
    Employee deferrals                   9,651,786       283,165     139,052,540
    Employer contributions               2,649,656                    41,031,026
    Transfers                               49,778       452,708       2,012,446
                                       -----------  ------------    ------------
                                        12,351,220       735,873     182,096,012
                                       -----------  ------------    ------------
          Total additions               31,260,522     8,860,241     574,240,708
                                       -----------  ------------    ------------
Deductions from net assets
     attributable to:
  Distributions to participants          3,102,399     4,626,466     165,263,589
  Administrative expenses                   18,672                       644,666
                                       -----------  ------------    ------------
          Total deductions               3,121,071     4,626,466     165,908,255
                                       -----------  ------------    ------------
Interfund  transfers                    14,884,905       159,394           --
                                       -----------  ------------    ------------
Increase (decrease) in net assets       43,024,356     4,393,169     408,332,453

Net assets available for plan
  benefits, beginning of year           61,559,093   114,094,318   2,269,241,408
                                      ------------  ------------  --------------
Net assets available for plan
  benefits, end of year               $104,583,449  $118,487,487  $2,677,573,861
                                      ============  ============  ==============


I.      Master Trust:

          All plan investments are included under the Master Trust. At December 31, 1997, assets of the Plan represented 76.2% of the total assets under the Master Trust. This has decreased from 80.2% at December 31, 1996. The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1997:

                                  Fixed                        Raytheon        Stock
                                  Income           Equity        Common         Index       Balanced        Magellan      Blue Chip
                                  Fund             Fund       Stock Fund       Fund          Fund           Fund          Fund
Assets:
 Investments:
  At contract value:
    Bankers Trust*             $351,035,073
  Prudential Insurance
      Company of America*       217,731,699

    Metropolitan Life
      Insurance Company*        371,123,080

  At fair value:
    Fidelity Equity
      Income Fund*                            $782,799,011

    Raytheon Company
      Common Stock*                                          $745,980,294

    BT Pyramid Equity
      Index Fund*                                                           $484,781,406

    Fidelity Balance Fund                                                                 $117,556,481

    Fidelity Magellan Fund                                                                                $91,863,155

    Fidelity Blue Chip Fund                                                                                             $136,586,123
     Templeton Foreign I Fund

      Fidelity Investment
      Grade Bond Fund

    Fidelity Retirement
      Money Market Fund

    Loans receivable from
       participants

                               ------------   ------------   ------------   ------------   ------------   -----------   ------------

    Total investments           939,889,852    782,799,011    745,980,294    484,781,406    117,556,481    91,863,155    136,586,123

                               ------------   ------------   ------------   ------------   ------------   -----------   ------------

  Receivables:
    Employer contribution

    Accrued Investment income
        and other receivables                                   5,489,592      1,161,112


  Cash and cash equivalents       9,232,100                    13,498,051      4,761,268

                               ------------   ------------   ------------   ------------   ------------   -----------   ------------

     Total assets               949,121,952    782,799,011    764,967,937    490,703,786    117,556,481    91,863,155    136,586,123

                               ------------   ------------   ------------   ------------   ------------   -----------   ------------

Liabilities:
  Payables for outstanding
     purchases                                                  6,340,318

  Accrued expenses and
     other payables                                             1,480,875      1,200,471

                               ------------   ------------   ------------   ------------   ------------   -----------   ------------

    Total liabilities                                           7,821,193      1,200,471

                               ------------   ------------   ------------   ------------   ------------   -----------   ------------

Net assets available for
     plan benefits             $949,121,952   $782,799,011   $757,146,744    $489,503,315  $117,556,481   $91,863,155   $136,586,123

                               ============   ============   ============    ============  ============   ===========   ============

Percentage of Master Trust that    82.2%        89.8%          50.7%           84.6%          84.7%          80.5%         76.6%
are plan assets of the Raytheon
Savings and Investment Plan.

*Represents more than 5% of net assets available for plan benefits.

N/A: The Templeton Foreign I Fund, Investment Grade Bond Fund, and
     Retirement Money Market Fund are not available for the Raytheon
     Savings and Investment Plan.

                                       15

                                    Templeton     Investment   Retirement
                                    Foreign I      Grade         Money          Loan
                                      Fund        Bond Fund    Market Fund      Fund            Total

Assets:
 Investments:
  At contract value:
    Bankers Trust*                                                                         $  351,035,073
    Prudential Insurance
      Company of America*                                                                     217,731,699
    Metropolitan Life
      Insurance Company*                                                                      371,123,080
  At fair value:
    Fidelity Equity
      Income Fund*                                                                            782,799,011
    Raytheon Company
      Common Stock*                                                                           745,980,294
    BT Pyramid Equity
      Index Fund*                                                                             484,781,406
    Fidelity Balance Fund                                                                     117,556,481
    Fidelity Magellan Fund                                                                     91,863,155
    Fidelity Blue Chip Fund                                                                   136,586,123
    Templeton Foreign I Fund        $5,471,176                                                  5,471,176
    Fidelity Investment
      grade Bond Fund                            $1,548,125                                     1,548,125
    Fidelity Retirement
      Money Market Fund                                       $12,186,085                      12,186,085
    Loans receivable from
       participants                                                         $166,395,767      166,395,767
                                    ----------   ----------   -----------   ------------   --------------
    Total investments                5,471,176    1,548,125    12,186,085    166,395,767    3,485,057,475
                                    ----------   ----------   -----------   ------------   --------------
  Receivables:
    Employer contribution                                       4,015,100                        4,015,100
    Accrued investment income
      and other receivables                                                                      6,650,704

Cash and cash equivalents                                                                       27,491,419
                                    ----------   ----------   -----------   ------------    --------------
     Total assets                    5,471,176    1,548,125    16,201,185    166,395,767     3,523,214,698
                                    ----------   ----------   -----------   ------------    --------------
Liabilities:
  Payables for outstanding
     purchases                                                                                   6,340,318
  Accrued expenses and
     other payables                                                                              2,681,346
                                    ----------   ----------   -----------   ------------    --------------
    Total liabilities                                                                            9,021,664
                                    ----------   ----------   -----------   ------------    --------------
Net assets available for
     plan benefits                  $5,471,176   $1,548,125   $16,201,185   $166,395,767    $3,514,193,034
                                    ==========   ==========   ===========   ============    ==============
Percentage of Master Trust that are     N/A          N/A         N/A            71.2%              76.2%
plan assets of the Raytheon Savings
and Investment Plan

*Represents  more  than 5% of net  assets  available  for plan  benefits

N/A: The Templeton Foreign I Fund, Investment Grade Bond Fund, and
     Retirement Money Market Fund are not available for the Raytheon
     Savings and Investment Plan.

          The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1996:

                                      Fixed                      Raytheon        Stock
                                      Income        Equity        Common         Index       Balanced        Magellan
                                       Fund          Fund        Stock Fund       Fund         Fund           Fund
Assets:
  Investments:
    At contract value:
       Bankers Trust*               $339,670,440
       Prudential Insurance
         Company of America*         210,594,065
       Metropolitan Life
         Insurance Company*          350,310,646
    At fair value:
       Fidelity Equity
         Income Fund *                            $578,166,630
       Raytheon Company
         Common Stock*                                          $671,136,043
       BT Pyramid Equity
         Index Fund*                                                          $307,555,916
       Fidelity Balance Fund                                                                $83,265,065
       Fidelity Magellan Fund                                                                            $50,454,961
       Fidelity Blue Chip Fund
       Loans receivable from
         participants*
                                    ------------  ------------  ------------  ------------  -----------  -----------
      Total investments              900,575,151   578,166,630   671,136,043   307,555,916   83,265,065   50,454,961
                                    ------------  ------------  ------------  ------------  -----------  -----------
  Receivables:
    Accrued investment income                                         39,737        13,686

  Cash and cash equivalents           14,633,134                  10,145,818     3,541,437
                                    ------------  ------------  ------------  ------------  -----------  -----------
      Total assets                   915,208,285   578,166,630   681,321,598   311,111,039   83,265,065   50,454,961
                                    ------------  ------------  ------------  ------------  -----------  -----------
Liabilities:
   Payables for outstanding
      purchases                                                    2,682,835
                                    ------------  ------------  ------------  ------------  -----------  -----------
      Total liabilities                                            2,682,835
                                    ------------  ------------  ------------  ------------  -----------  -----------
Net assets available for
     plan benefits                  $915,208,285  $578,166,630  $678,638,763  $311,111,039  $83,265,065  $50,454,961
                                    ============  ============  ============  ============  ===========  ===========
Percentage of Master Trust that are       85.8%       91.4%         55.5%         90.7%         91.6%        88.8%
plan assets of the Raytheon Savings
and Investment Plan.

*Represents more than 5% of net assets available for plan benefits.

                                       17

                                             Blue Chip    Loan
                                               Fund       Fund         Total

Assets:
  Investments:
    At contract value:
       Bankers Trust*                                                    $339,670,440
       Prudential Insurance
         Company of America*                                              210,594,065
       Metropolitan Life
         Insurance Company*                                               350,310,646
    At fair value:
       Fidelity Equity
         Income Fund *                                                    578,166,630
       Raytheon Company
         Common Stock*                                                    671,136,043
       BT Pyramid Equity
         Index Fund*                                                      307,555,916
       Fidelity Balance Fund                                               83,265,065
       Fidelity Magellan Fund                                              50,454,961
       Fidelity Blue Chip Fund              $67,866,240                    67,866,240
       Loans receivable from
         participants*                                   $144,824,714     144,824,714
                                            -----------  ------------  --------------
      Total investments                      67,866,240   144,824,714   2,803,844,720
                                            -----------  ------------  --------------
  Receivables:
    Accrued investment income                                                  53,423

  Cash and cash equivalents                                                28,320,389
                                            -----------  ------------  --------------
      Total assets                           67,866,240   144,824,714   2,832,218,532
                                            -----------  ------------  --------------
Liabilities:
   Payables for outstanding
      purchases                                                            2,682,835
                                            -----------  ------------  --------------
      Total liabilities                                                    2,682,835
                                            -----------  ------------  --------------
Net assets available for
     plan benefits                          $67,866,240  $144,824,714  $2,829,535,697
                                            ===========  ============  ==============

Percentage of Master Trust that are             90.7%        78.8%            80.2%
plan assets of the Raytheon Savings
and Investment Plan

*Represents more than 5% of net assets available for plan benefits


          The following is a summary of investment income by fund under the Master Trust for the year ended December 31, 1997:

                                    Fixed                       Raytheon
                                    Income                        Common        Stock        Balanced      Magellan     Blue Chip
                                     Fund        Equity Fund    Stock Fund    Index Fund       Fund         Fund          Fund
Investment income:
  Net appreciation (depreciation)
      of assets                    $  (191,924)  $132,974,182   $30,715,963   $109,162,707   $ 6,388,316   $ 9,026,047  $15,474,118
  Interest                          62,319,073                      673,934        312,511
  Dividends                                        42,443,971    11,118,152                   13,680,351     5,217,835    6,302,875
                                   -----------   ------------   -----------   ------------   -----------   -----------  -----------
Total investment income/(loss)     $62,127,149   $175,418,153   $42,508,049   $109,475,218   $20,068,667   $14,243,882  $21,776,993
                                   ===========   ============   ===========   ============   ===========   ===========  ===========

                                       19

                                      Templeton   Investment   Retirement
                                      Foreign I     Grade        Money           Loan
                                         Fund     Bond Fund    Market Fund       Fund          Total
Investment income:
  Net appreciation (depreciation)
      of assets                        $(826,396)   $22,581                                 $302,745,594
  Interest                                                                     $10,848,204    74,153,722
  Dividends                              549,717     36,337     $266,835                      79,616,073
                                       ---------    -------     -------        -----------  ------------
Total investment income/(loss)         $(276,679)   $58,918     $266,835       $10,848,204  $456,515,389
                                       =========    =======     ========       ===========  ============